Gary R. Henrie
Attorney at Law

486 W. 1360 N.                                                                                                                                                                                                                                                                                                                                                                                                                           Telephone:  801-310-1419
American Fork, UT  84003                                                                                                                                                                                                                                                                                                                                                                                                  E-mail:  grhlaw@hotmail.com

September 29, 2015

I hereby consent to the use of my opinion in the body of the Regulation A Offering Statement on Form 1-A filed by SILC Holdings LLC, a Florida limited liability company and as an Exhibit to the Offering Statement and to all references to myself under the caption Legal Matters in the Offering Statement.

Very truly yours,

/s/ Gary R. Henrie
_____________________________________
Gary R. Henrie, Esq.